                                                                  Exhibit 3(i)-2

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                                State of Idaho

                             --------------------
                             Department of State.
                             --------------------

                           CERTIFICATE OF AMENDMENT

                                      OF

                            VICTOR INDUSTRIES, INC.

     I, PETE T. CENARRUSA, Secretary of State of the State of Idaho hereby, certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of VICTOR INDUSTRIES, INC. duly signed and verified pursuant to the provisions of the Idaho Business Corporation Act have been received in this office and are bound to conform to law.

     ACCORDINGLY and by virtue by the authority vested in me by law, I issue this Certificate of Amendment to the Articles of Incorporation and attach hereto a duplicate original of the Articles of Amendment.

Dated April 27, 1983.

[GREAT SEAL OF                         /s/ Pete T. Cenarrusa
THE STATE OF IDAHO]                    -------------------------
                                       SECRETARY OF STATE

                                       /s/ Marilyn Johnson
                                       -------------------------
                                       Corporation Clerk

                                 AMENDMENT OF

                           ARTICLES OF INCORPORATION

                                      OF

                            VICTOR INDUSTRIES, INC.

     KNOW ALL MEN BY THESE PRESENTS, that by the powers of the bylaws of the Company and by a special resolution passed at the General Stockholders meeting of October 28, 1982 held at 13238 Northup Way, Suite #1, Bellevue WA 98005, it was passed and resolved by majority vote of 2,168,730 represented in person and by proxy, of the 3,329,066 issued and outstanding voted 100% in favor to amend the Articles as follows:

     That Article VI, As Amended Shall Read As Follows:

     "That the capital structure of this corporation shall be 50,000,000 shares of common stock of which 49,000,000 common shares are at 5 cents par value and 1,000,000 shares are Class A common at $5.00 par value.

     Both common and Class A common shall have the same voting privilege and participate alike in the earnings of the corporation.

     DATED AND EXECUTED in triplicate at Bellevue, WA this 25 day of April,
     1983.

                                       Darlene P. Boykiw
                                       --------------------------------
                                       Secretary


                                       Vic Boykiw
                                       --------------------------------
                                       President

                              VERIFICATION FORM A

STATE OF WASHINGTON )
                    )  SS
COUNTY OF KING      )

     I, Gleda P. Gerber a notary public, do hereby certify that on this 25th day of April, 1983, personally appeared before me Darlene Boykiw, who being by me first duly sworn, declared that she is the Secretary of Victor Industries Inc., that she signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.



                                         /s/ Gleda P. Gerber
                                         ------------------------------------
                                         Notary Public for Washington
(Notary Seal)                            Residing at: Bellevue, WA 98008
                                         My Commission Expires:
                                                        January 19, 1987